EX-99.1




CONSOLIDATED FINANCIAL STATEMENTS

FGIC Corporation and Subsidiaries
Year Ended December 31, 2007
With Report of Independent Registered Public Accounting Firm


(page)


FGIC Corporation and Subsidiaries

Consolidated Financial Statements

Year Ended December 31, 2007



Contents

Report of Independent Registered Public Accounting Firm                                                                      1

Consolidated Balance Sheets                                                                                                  2

Consolidated Statements of Income                                                                                            3

Consolidated Statements of Stockholders' Equity                                                                              4

Consolidated Statements of Cash Flows                                                                                        5

Notes to Consolidated Financial Statements                                                                                   6

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(logo) Ernst & Young


Ernst & Young LLP
5 Times Square
New York, New York 10036-6530

Phone: (212) 773-3000
www.ey.com

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
FGIC Corporation

We have audited the accompanying consolidated balance sheets of FGIC Corporation and subsidiaries (the "Company") as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with U.S. generally accepted accounting principles.


/s/ Ernst & Young LLP

New York, New York
March 14, 2008, except for Note 25,
as to which the date is March 25, 2008


A Member Practice of Ernst & Young Global


1


(page)


FGIC Corporation and Subsidiaries

Consolidated Balance Sheets


                                                                                                          December 31
                                                                                                     2007            2006
                                                                                              (Dollars in Thousands, Except
Assets                                                                                              Per Share Amounts)
Fixed maturity securities, available for sale, at fair value (amortized cost of
$3,942,868 in 2007 and $3,644,851 in 2006)                                                    $ 3,976,178       $ 3,644,195
Variable interest entity fixed maturity securities, held to maturity at amortized cost            750,000           750,000
Short-term investments                                                                            126,688           222,844
Total investments                                                                               4,852,866         4,617,039

Cash and cash equivalents                                                                         140,590            33,278
Accrued investment income                                                                          55,745            50,214
Reinsurance recoverable on losses                                                                   8,693             1,485
Prepaid reinsurance premiums                                                                      225,516           156,708
Policy acquisition costs deferred, net                                                            107,854            93,170
Property and equipment, net of accumulated depreciation of $3,891
in 2007 and $2,107 in 2006                                                                         16,713             2,617
Deferred income taxes                                                                             839,265             3,491
Derivative assets                                                                                     267               314
Income taxes receivable                                                                           116,766                 -
Other assets                                                                                       65,092            54,916
Total assets                                                                                  $ 6,429,367       $ 5,013,232

Liabilities and stockholders' equity
Liabilities:
Unearned premiums                                                                             $ 1,458,476       $ 1,347,592
Loss and loss adjustment expense reserves                                                       1,267,420            40,299
Ceded reinsurance balances payable                                                                  3,696             7,524
Accounts payable and accrued expenses                                                              55,976            46,207
Derivative liabilities                                                                          1,938,930             1,817
Other liabilities                                                                                  44,276            38,418
Payable for securities purchased                                                                        -            10,770
Variable interest entity floating rate notes                                                      750,000           750,000
Accrued interest expense - variable interest entity                                                 1,208             1,298
Capital lease obligations                                                                           1,562             2,941
Federal and foreign income taxes payable                                                                -            22,609
Deferred income taxes                                                                                   -            66,424
Debt                                                                                              323,397           323,373
Total liabilities                                                                               5,844,941         2,659,272

Stockholders' equity:
Senior Participating Mandatorily Convertible Modified Preferred Stock,
par value $0.01 per share; 2,500 shares authorized, 2,346 shares issued
and outstanding at December 31, 2007 and December 31, 2006                                        301,921           287,355
Preferred stock, par value $0.01 per share; 47,500 shares authorized,
none issued and outstanding                                                                             -                 -
Common stock, par value $0.01 per share; 6,000,000 shares authorized at
December 31, 2007 and December 31, 2006, 2,403,223 and 2,403,067 shares issued
and outstanding at December 31, 2007 and December 31, 2006, respectively                               24                24
Treasury stock                                                                                      (165)                 -
Additional paid-in capital                                                                      1,451,530         1,442,077
Accumulated other comprehensive income, net of tax                                                 37,309             7,237
Retained (loss) earnings                                                                      (1,206,193)           617,267
Total stockholders' equity                                                                        584,426         2,353,960
Total liabilities and stockholders' equity                                                    $ 6,429,367       $ 5,013,232


See accompanying notes.


2


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FGIC Corporation and Subsidiaries

Consolidated Statements of Income


                                                                                      Year Ended December 31
                                                                                2007            2006            2005
Revenues:                                                                               (Dollars in Thousands)
Gross direct and assumed premiums written                                  $    451,268    $   441,231    $  410,202
Ceded premiums written                                                         (103,907)       (74,417)      (29,148)
Net premiums written                                                            347,361        366,814       381,054
Change in net unearned premiums                                                 (42,076)      (100,357)     (156,485)
Net premiums earned                                                             305,285        266,457       224,569

Net investment income                                                           157,970        139,748       118,802
Interest income - investments held by variable interest entity                   41,691         35,893             -
Net realized gains                                                                  962            336           104
Net mark-to-market (losses) gains on credit
derivative contracts                                                         (1,936,536)           507          (167)
Other income                                                                      3,679          1,815           762
Total revenues                                                               (1,426,949)       444,756       344,070

Expenses:
Loss and loss adjustment expenses                                             1,226,775         (8,700)        18,506
Underwriting expenses                                                            96,010         91,356        81,761
Policy acquisition costs deferred, net                                          (29,615)       (39,728)      (38,069)
Amortization of policy acquisition costs deferred                                15,652         11,486         8,302
Other operating expenses                                                          8,241          6,704         6,960
Interest expense - debt held by variable interest entity                         41,691         35,893             -
Interest expense                                                                 19,500         19,500        19,500
Total expenses                                                                1,378,254        116,511        96,960

(Loss) income before income tax (benefit) expense                            (2,805,203)       328,245       247,110

Income tax (benefit) expense:
Current                                                                         (82,522)        59,382        32,223
Deferred                                                                       (913,787)        21,019        24,421
Total income tax (benefit)expense                                              (996,309)        80,401        56,644
Net (loss) income                                                            (1,808,894)       247,844       190,466
Preferred stock dividends                                                       (14,566)       (18,485)      (17,295)
Net (loss) income available to common stockholders                         $ (1,823,460)   $   229,359    $  173,171


See accompanying notes.


3


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FGIC Corporation and Subsidiaries Consolidated

Statements of Stockholders' Equity



                                                                                                  Additional
                                                                       Preferred    Common        Paid-in          Treasury
                                                                       Stock        Stock         Capital          Stock

                                                                                   (Dollars in Thousands)
Balance at January 1, 2005                                          $  251,575     $   24        $  1,435,261     $   -
Net income                                                                   -          -                   -         -
Other comprehensive income (loss):
Change in fixed maturity securities available for sale, net of tax           -          -                   -         -
Change in foreign currency translation adjustment, net of tax                -          -                   -         -
Amortization of gain on interest rate lock                                   -          -                   -         -
Total comprehensive income
Amortization of restricted stock                                             -          -                   -         -
Accrued dividends                                                       17,295          -                   -         -
Balance at December 31, 2005                                           268,870         24           1,435,261         -
Net income                                                                   -          -                   -         -
Other comprehensive income (loss):
Change in fixed maturity securities available for sale, net of tax           -          -                   -         -
Change in foreign currency translation adjustment, net of tax                -          -                   -         -
Amortization of gain on interest rate lock                                   -          -                   -         -
Total comprehensive income
Amortization of stock options and restricted stock                           -          -               6,816         -
Accrued dividends                                                       18,485          -                   -         -
Balance at December 31, 2006                                           287,355         24           1,442,077         -
Net loss                                                                     -          -                   -         -
Other comprehensive income (loss):
Change in fixed maturity securities available for sale, net of tax           -          -                   -         -
Change in foreign currency translation adjustment, net of tax                -          -                   -         -
Amortization of gain on interest rate lock                                   -          -                   -         -
Total comprehensive income (loss)
Repurchase of treasury stock                                                 -          -                   -      (165)
Amortization of stock options and restricted stock                           -          -               9,453         -
Accrued dividends                                                       14,566          -                   -         -
Balance at December 31, 2007                                        $  301,921     $   24        $  1,451,530     $(165)



FGIC Corporation and Subsidiaries Consolidated

Statements of Stockholders' Equity (continued)

                                                                                     Accumulated
                                                                                     Other
                                                                                     Comprehensive         Retained
                                                                     Stock           Income (Loss),        (Loss)
                                                                     Compensation    Net of Tax            Earnings         Total

                                                                                   (Dollars in Thousands)
Balance at January 1, 2005                                           $  (45)         $  16,433          $   214,737    $ 1,917,985
Net income                                                                -                  -              190,466        190,466
Other comprehensive income (loss):
Change in fixed maturity securities available for sale, net of tax        -            (23,795)                   -        (23,795)
Change in foreign currency translation adjustment, net of tax             -             (5,532)                   -         (5,532)
Amortization of gain on interest rate lock                                -                (13)                   -            (13)
Total comprehensive income                                                                                                 161,126
Amortization of restricted stock                                         45                  -                    -             45
Accrued dividends                                                         -                  -              (17,295)             -
Balance at December 31, 2005                                              -            (12,907)             387,908      2,079,156
Net income                                                                -                  -              247,844        247,844
Other comprehensive income (loss):
Change in fixed maturity securities available for sale, net of tax        -             11,961                    -         11,961
Change in foreign currency translation adjustment, net of tax             -              8,196                    -          8,196
Amortization of gain on interest rate lock                                -                (13)                   -            (13)
Total comprehensive income                                                                                                 267,988
Amortization of stock options and restricted stock                        -                  -                    -          6,816
Accrued dividends                                                         -                  -              (18,485)             -
Balance at December 31, 2006                                              -              7,237              617,267      2,353,960
Net loss                                                                  -                  -           (1,808,894)    (1,808,894)
Other comprehensive income (loss):
Change in fixed maturity securities available for sale, net of tax        -             22,144                    -         22,144
Change in foreign currency translation adjustment, net of tax             -              7,941                    -          7,941
Amortization of gain on interest rate lock                                -                (13)                   -            (13)
Total comprehensive income (loss)                                                                                       (1,778,822)
Repurchase of treasury stock                                              -                  -                    -           (165)
Amortization of stock options and restricted stock                        -                  -                    -          9,453
Accrued dividends                                                         -                  -              (14,566)             -
Balance at December 31, 2007                                         $    -          $  37,309          $(1,206,193)   $   584,426


See accompanying notes.


4


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FGIC Corporation and Subsidiaries

Consolidated Statements of Cash Flows



                                                                                               Year Ended December 31
                                                                                    2007               2006             2005
                                                                                             (Dollars in Thousands)
Operating activities
Net (loss) income                                                                  $ (1,808,894)      $  247,844       $ 190,466
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of policy acquisition costs deferred                                        15,652           11,486           8,574
Policy acquisition costs deferred, net                                                  (29,615)         (39,728)        (38,069)
Depreciation of property and equipment                                                    1,758            1,222             721
Amortization of debt issuance costs and discount                                             93              109              83
Amortization of fixed maturity securities                                                35,365           33,725          31,354
Amortization of short-term investments                                                     (150)             131             481
Net realized gains on investments                                                          (962)            (336)           (104)
Stock compensation expense                                                                9,453            6,816              45
Change in accrued investment income, prepaid expenses and other assets, net             (15,796)         (47,323)        (11,911)
Change in mark-to-market (losses) gains on credit derivative contracts                1,937,160            1,336             167
Change in reinsurance recoverable on losses                                              (7,208)           1,786            (217)
Change in prepaid reinsurance premiums                                                  (68,808)         (46,072)         (1,344)
Change in unearned premiums                                                             111,121          147,589         157,829
Change in loss and loss adjustment expenses                                           1,227,121          (14,513)         15,631
Change in ceded reinsurance balances payable, accounts payable and
accrued expenses and other liabilities                                                   10,420           44,584           2,968
Change in current income taxes                                                         (139,375)          16,233          (1,282)
Change in accrued interest expense - variable interest entity                               (90)           1,298               -
Change in deferred income taxes                                                        (910,867)          21,193          14,406
Net cash provided by operating activities                                               366,378          387,380         369,798

Investing activities
Sales and maturities of fixed maturity securities                                       229,718          212,061         128,142
Purchases of fixed maturity securities                                                 (564,884)        (584,739)       (520,080)
Purchases, sales and maturities of short-term investments, net                          101,547          (46,432)          5,073
Receivable for securities sold                                                               20                -             (20)
Payable for securities purchased                                                        (10,770)          10,770          (5,715)
Purchase of fixed assets                                                                (15,816)            (477)         (1,405)
Purchase of investments held by variable interest entity                                      -         (750,000)              -
Net cash used in investing activities                                                  (260,185)       1,158,817)       (394,005)

Financing activities
Proceeds from issuance of debt held by variable interest entity                               -          750,000               -
Repurchase of treasury stock                                                               (165)               -               -
Net cash (used in) provided by financing activities                                        (165)         750,000               -

Effect of exchange rate changes on cash                                                   1,284            2,814           1,530

Net increase (decrease) in cash and cash equivalents                                    107,312          (18,623)        (22,677)
Cash and cash equivalents at beginning of period                                         33,278           51,901          74,578
Cash and cash equivalents at end of period                                         $    140,590       $   33,278       $  51,901

Supplemental disclosure of cash flow information
Income taxes paid                                                                  $     51,713       $   41,732       $  44,631
Interest paid - debt                                                               $     19,500       $   19,500       $  19,500
Interest paid - debt held by variable interest entity                              $     41,781       $   34,595       $       -


See accompanying notes.


5


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FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2007
(Dollars in thousands, except per share amounts)


1. Business and Organization

FGIC Corporation ("FGIC Corp.") is an insurance holding company whose wholly owned subsidiary, Financial Guaranty Insurance Company ("FGIC"), provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. FGIC typically guarantees the scheduled payments of principal and interest on an issuer's obligations when due. FGIC is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, FGIC UK Limited, a wholly owned United Kingdom subsidiary of FGIC ("FGIC UK Ltd") is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. In 2007, FGIC Corp. established a wholly owned subsidiary in Australia to act as a marketing office. When credit enhancement is provided in credit default swap ("CDS") form, the CDS are entered into by FGIC Credit Products, LLC ("FGIC Credit Products") , a wholly owned subsidiary of FGIC. As used in these notes, the term "Company" refers to FGIC Corp. and its subsidiaries.

The PMI Group, Inc. ("PMI") is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2007 and 2006. Affiliates of the Blackstone Group L.P. ("Blackstone"), the Cypress Group L.L.C. ("Cypress") and CIVC Partners L.P. ("CIVC") owned approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2007 and 2006. As of December 31, 2007, an affiliate of General Electric Capital Corp. ("GE Capital") owned 2,346 shares, or 100%, of FGIC Corp.'s senior participating mandatorily convertible modified preferred stock (the "Senior Preferred Shares"), with an aggregate liquidation preference of $301,921 and approximately 5% of FGIC Corp.'s outstanding common stock.

2. Recent Developments

The recent deterioration in the U.S. housing and mortgage markets and the global credit markets, which accelerated in the fourth quarter of 2007, has adversely affected the Company's business, results of operations and financial condition. As described below, (i) the Company's financial strength and credit ratings were recently downgraded by various rating agencies and (ii) for the fourth quarter of 2007 significant loss reserves were established for the Company's exposure to certain collateralized debt obligations of asset-backed securities ("ABS CDOs"), which are backed primarily by subprime residential mortgage-backed securities, and to certain residential mortgage-backed securities ("RMBS"), primarily backed by second-lien mortgages.

As a result of these developments, the Company has ceased writing new business for a period of time to preserve capital and is considering various alternatives to enhance its capital, restructure its operations and mitigate losses. However, no assurance can be given that any action taken by the Company will improve its current ratings, that further rating downgrades will not occur, or that the Company will be able to recommence writing new business in the near term or at all


6


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


2. Recent Developments (continued)

FGIC has proposed a significant restructuring of its insurance operations to the New York State Insurance Department (the "NYSID"), including the organization of a new financial guaranty insurer to be domiciled in New York to provide support for global public finance and infrastructure obligations previously insured by FGIC and to write new business to serve those markets. Any restructuring will require approval from the NYSID, among other requirements, and significant new capital investment. No assurance can be given that such restructuring or investment will be completed.

Prior to the fourth quarter of 2007, FGIC's financial strength was rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AAA" by Fitch Ratings, Inc ("Fitch"). Moody's, S&P and Fitch have since completed several assessments of FGIC's capital adequacy in relation to the Company's exposure to ABS CDOs which are backed primarily by subprime RMBS, and its exposure to first-lien and second-lien RMBS. As a result of these assessments, Moody's, S&P and Fitch downgraded the financial strength ratings of FGIC and FGIC UK Ltd In connection with these downgrades, Moody's, S&P and Fitch also downgraded the ratings of FGIC Corp.'s Senior Notes (see Note 17) and the Money Market Committed Preferred Custodial Trust Securities ("CPS Securities") issued by Grand Central Capital Trusts I - VI (see Note 18). These ratings as of March 14, 2008 are summarized in the table below.







                         Fitch Ratings                             Moody's                              Standard & Poor's
FGIC                Insurer Financial Strength            Insurance Financial Strength Rating     Financial Strength Rating lowered
                    Rating lowered from AAA to AA         lowered from Aaa to A3                  from AAA to A
                    Remains on Ratings Watch Negative     Remains on review for possible          Remains on CreditWatch with
                                                          downgrade                               developing implications

FGIC UK Ltd         Insurer Financial Strength            Insurance Financial Strength Rating     Financial Strength Rating lowered
                    Rating lowered from AAA to AA         lowered from Aaa to A3                  from AAA to A
                    Remains on Ratings Watch Negative     Remains on review for possible          Remains on CreditWatch with
                                                          downgrade                               developing implications

FGIC Corp.          Senior Unsecured Debt Rating          Long-Term Senior Unsecured Debt         Long-Term Senior Unsecured
                    lowered from AA to A                  Rating lowered from Aa2 to Ba1          Debt Rating lowered from AA to
                                                                                                  BBB
                    Remains on Ratings Watch              Remains on review for possible          Remains on CreditWatch with
                    Negative                              downgrade                               developing implications

Grand Central       NA                                    Rating lowered from Aa2 to Baa3         Rating lowered from AA to BBB
Capital Trusts                                            Remains on review for possible          Remains on CreditWatch with
I-VI                                                      downgrade                               developing implications



The financial strength ratings downgrades have adversely impacted the Company's ability to generate new business and, unless restored, will impact the Company's future business, operations and financial results.


7


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

2. Recent Developments (continued)

FGIC has established statutory loss reserves related to its exposure on certain ABS CDOs and RMBS, which has substantially reduced FGIC's statutory capital and surplus position as of December 31, 2007. As a result of this reduction, as of December 31, 2007, FGIC's aggregate net liability under its insured exposures exceeded the aggregate risk limit prescribed by New York State Insurance Law and FGIC's insured exposure under certain individual policies exceeded the applicable single risk limits prescribed by New York State Insurance Law. As required by New York State Insurance Law, FGIC intends to submit a plan to the Superintendent of the NYSID detailing the steps that FGIC has taken and will seek to take to reduce its exposure to loss to no more than the permitted amounts. Following the submission of such plan, after notice and hearing, the Superintendent could require FGIC to cease transacting any new financial guaranty business until its exposure to loss no longer exceeds said limits. As noted above, FGIC has already voluntarily ceased writing new business for a period of time to preserve capital.

As a result of establishing loss reserves related to its potential exposure on certain ABS CDOs, the statutory capital and surplus of FGIC UK Ltd as of December 31, 2007, fell below certain minimum statutory requirements. FGIC UK Ltd is prohibited from writing new business until the shortfall is corrected. FGIC UK Ltd intends to submit a plan to its primary regulator to address this shortfall.

FGIC's ability to pay dividends to FGIC Corp. is subject to restrictions contained in the New York Insurance Law (see Note 16). Due to FGIC's statutory earned surplus deficit at December 31, 2007, FGIC does not currently have the capacity to pay dividends without the prior approval of the NYSID. FGIC Corp.'s ability to meet its cash needs may be adversely impacted by FGIC's inability to pay dividends. However, FGIC Corp. believes that its cash resources are sufficient to fund its obligations as they come due for at least the next 12 months.

3. Basis of Presentation

The consolidated financial statements include the accounts of FGIC Corp. and all other entities in which FGIC Corp. has a controlling financial interest. All significant intercompany balances have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates, and those differences could be material.

Certain 2006 and 2005 amounts have been reclassified to conform to the 2007 presentation.


8


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

Investments

All of the Company's fixed maturity securities are classified as available for sale and are recorded at fair value on the trade date. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive income (loss), net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at fair value, which approximates cost.

Bond discounts and premiums are amortized over the remaining terms of the respective securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

Premium Revenue Recognition

Direct and assumed premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued.

Up-front premiums are paid in full at the inception of a policy and are earned over the period of risk based upon the principal and interest amortized during the period as compared to the original principal and interest outstanding. Installment premiums, including premiums received on CDS's (see Note 8) are collected periodically and are reflected in income pro rata over the payment period.

Gross direct and assumed premiums written for the years ended December 31, 2007, 2006 and 2005 include $3,639, $15,989 and $965, respectively, of assumed premiums written.


9


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is retired or legally defeased prior to stated maturity. Premiums earned on refundings were $43,717, $41,836, and $54,795 for the years ended December 31, 2007, 2006, and 2005, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, premium taxes, ceding commissions paid on assumed policies and certain other expenses.

In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned.

Anticipated loss and loss adjustment expenses, future maintenance costs on in-force business and net investment income are considered in determining the recoverability of acquisition costs.

Loss and Loss Adjustment Expense Reserves

Provision for loss and loss adjustment expenses falls into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on specific non-derivative public finance and structured finance insured obligations that are currently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. The amounts of these reserves are determined using internally developed models and represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall. The


10


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

Company's case reserve models are dependent on a number of assumptions that require management to make judgments about the outcome of future events using historical and current market data. Significant assumptions include the liquidation value of the assets supporting the insured obligations, the volume and timing of collateral cash flows and the behavior of the underlying borrower. Changes in any significant assumptions from time to time will affect the Company's case reserves and financial results, possibly materially.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not currently in payment default, but that have migrated to an impaired level where there is a substantially increased probability of default. These reserves reflect a reasonable estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specific impaired obligations on the Company's watchlist based on historical trends and other factors. Watchlist reserves are adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits.

Loss reserves and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of ongoing insured portfolio surveillance. The Company conducts ongoing insured portfolio surveillance seeking to identify a complete population of impaired obligations and enable the Company to establish reserves that recognize potential losses for each accounting period.

The Company's loss reserves are necessarily based upon estimates and subjective judgments by management, including estimates and judgments with respect to the probability of default, the severity of loss upon default and the outcome of other future events. As such, the ultimate liability associated with claims will likely differ, possibly materially, from estimates. Adjustments of estimates made in prior years may result in additions to or reductions of loss and loss adjustment expense reserves for the period in which such adjustments are made, and those additions or deductions could be material.

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation of loss and loss adjustment expenses.

Income Taxes

Deferred tax assets and liabilities are recognized to reflect the tax impact attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.


11


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period in which the change occurs.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits where the ultimate recognition is uncertain. The Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109 ("FIN 48",) on January 1, 2007 (see Note 9).

Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated on a straight-line basis over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

The Company capitalizes certain computer software and development costs when incurred in connection with developing or obtaining computer software for internal use. Capitalized software costs are amortized over three years.

Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom, a subsidiary in Australia and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their respective local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2007 and 2006, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gains at December 31, 2007 and 2006 were $14,691 and $6,751, respectively, net of tax expense of $3,419 and $3,580, respectively, and are reported as separate components of accumulated other comprehensive income in the consolidated statements of stockholders' equity.


12


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

Stock Compensation Plan

FGIC Corp. has a stock incentive plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the estimated fair value of the common stock at the date of the grant. Restricted stock awards and units are valued at the estimated fair value of the common stock on the grant date.

Prior to January 1, 2006, the Company accounted for grants under this plan in accordance with the recognition and measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost includes all share-based compensation granted prior to, but not yet vested as of, January 1, 2006, based on the fair value at the grant date estimated in accordance with SFAS No. 123(R). The Company has estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.


Variable Interest Entities

Financial Interpretation No.46-R, Consolidation of Variable Interest Entities ("FIN 46-R"), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46- R, and is called a Variable Interest Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity.

Under FIN 46-R, a VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses of the VIE or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.


13


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the relevant transactions and does not believe any such transactions require consolidation or disclosure under FIN 46-R, other than as disclosed in Note 12.

Derivative Instruments

Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as cash flow hedges.

Certain financial guaranty contracts (primarily CDS's) issued by the Company are considered derivatives under SFAS No.133. Accordingly, these contracts are recognized on the Consolidated Balance Sheet at their fair value, and changes in fair value are recognized currently in earnings. The Company considers these contracts to be a normal extension of its financial guaranty insurance business. Under the terms of these credit derivative contracts, the Company is not required to post collateral, and if the underlying obligation were to be in default, payments would not be accelerated and would be made on a pay-as-you-go basis.

The Company records premium installments on these contracts as a component of premiums, and records claims payments, expected claims, loss and loss adjustment expenses, and changes in fair value on these contracts as "Net mark-to-market (losses) gains on credit derivative contracts" in the Consolidated Statements of Income.

Commitments

Although commitments are not insurance policies, commitments to issue financial guaranty insurance policies are generally accounted for in the same manner as issued insurance policies. However, fees received related to a commitment to issue a financial guaranty insurance policy are deferred until a policy is issued, if any, and if the Company determines that it is unlikely that an insurance policy will be issued, the commitment fee received is earned over the commitment period.


14


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is adopting SFAS No.157 effective January 1, 2008. Adoption of SFAS No. 157 is not expected to have a material effect on the Company's consolidated financial position or results of operation.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value but does not require any new fair value measurements. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. At this time, the Company does not contemplate changing the measurement of any financial instruments not already measured at fair value.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin ("ARB") No. 51. SFAS No. 160 requires reporting entities to present noncontrolling (minority) interests as equity (rather than as a liability or mezzanine equity) and provides guidance on accounting for transactions between an entity and noncontrolling interests. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company is currently evaluating the provisions of SFAS No. 160, and adoption of this guidance is not expected to have a material effect on the Company's consolidated financial position or results of operation.

Review of Financial Guaranty Industry Accounting Practices

On April 18, 2007, the FASB issued an Exposure Draft of a Proposed SFAS entitled Accounting for Financial Guarantee Insurance Contracts, an Interpretation of FASB Statement No. 60. The proposed statement addresses accounting for loss reserving, premium recognition and additional disclosures regarding financial guaranty insurance contracts. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts.


15


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


4. Summary of Significant Accounting Policies (continued)

The purpose of the proposed SFAS is to provide authoritative guidance on accounting for financial guaranty contracts that are not accounted for as derivative contracts under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The final pronouncement is expected to be issued in the first quarter of 2008 with an effective date of January 1, 2009. Upon the issuance of the final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and disclosures.

5. Statutory Surplus and Accounting Practices

Statutory-basis surplus of FGIC at December 31, 2007 and 2006 was $260,909 and $1,130,779, respectively. Statutory-basis net (loss) income for the years ended December 31, 2007, 2006 and 2005 was ($1,502,511), $220,519 and $192,009,
respectively. The Company's statutory contingency reserves were $575,785 and $1,274,274 as of December 31, 2007 and 2006, respectively.

Under the New York State Insurance Law, FGIC must maintain surplus to policy holders of at least $65,000. Should FGIC be required to increase its loss reserves in future periods, this could cause FGIC's surplus to fall below that minimum amount. While FGIC has additional capital resources available to it (see
Note 18), there can be no assurance that FGIC would be able to obtain sufficient capital to meet any such requirement. In the event that FGIC is unable to meet such requirement, the Superintendent of the NYSID has discretion to take various remedial actions, including suspending FGIC's ability to write new policies and seeking an order to place FGIC under regulatory control.


16

(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


5. Statutory Surplus and Accounting Practices (continued)

The following is a reconciliation of net (loss) income and stockholder's equity for FGIC presented on a GAAP basis to the corresponding amounts prepared and reported under statutory accounting principles:



                                                                   2007                           2006
                                                          Net           Stockholder's   Net            Stockholder's
                                                          (Loss)        Equity          Income         Equity
GAAP-basis amount                                     $ (1,804,363)     $  852,987      $ 263,838      $ 2,638,182
Unrealized gains on fixed maturity
securities held at fair value, net of tax                        -         (21,614)             -              230
Unrealized losses from subsidiaries:                                                                             -
FGIC Credit Products LLC (CDS issuer)                    1,846,381       1,846,381              -                -
All other subsidiaries                                     108,150               -         11,048                -
Tax and loss bonds                                               -          24,375              -           24,375
Premium revenue recognition                                (33,911)       (311,255)       (36,858)        (277,344)
Deferral of acquisition costs                              (13,963)       (107,854)       (28,242)         (93,170)
Mark-to-market losses on financial guarantee
insurance treated as derivatives under GAAP                 89,503          89,503              -                -
Non-admitted assets                                              -        (471,067)             -          (11,116)
Loss reserves (primarily related to insurance
of CDS contracts)                                         (800,323)       (789,702)        (7,038)          10,619
Contingency reserve                                              -        (575,785)             -       (1,274,274)
Unauthorized reinsurance reserve                                 -            (660)             -                -
Deferral of income taxes                                  (890,341)       (285,939)        21,091           98,472
Recognition of profit commission                              (529)         (4,654)           (24)          (4,125)
Purchase accounting adjustments, net of tax                 (1,737)         16,022         (1,844)          17,758
Capital lease obligation                                    (1,378)          1,562         (1,321)           2,941
Other                                                            -          (1,391)          (131)          (1,769)
Statutory-basis amount                                $ (1,502,511)     $  260,909      $ 220,519      $ 1,130,779




Statutory practices differ in some respects from GAAP. Significant accounting policies, and variances from GAAP, where applicable, are as follows:

Investments

Under statutory reporting, bonds and short-term investments are stated at amortized cost. Under GAAP, bond and short-term investments are stated at fair value.


17

(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

5. Statutory Surplus and Accounting Practices (continued)

Under GAAP, subsidiaries are consolidated with the Company. For statutory reporting purposes, investments in wholly owned subsidiaries are recorded under the statutory equity method based on the underlying GAAP equity and reported as common stock investments. Changes in the value of subsidiaries are recorded as unrealized gains and losses and reported as a component of unassigned surplus. Under statutory reporting, the reporting entity can discontinue applying the equity method when the investment in a subsidiary is reduced to zero, and statutory reporting does not provide for additional losses unless the reporting entity has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee. In connection with the issuance of a CDS by FGIC Credit Products, FGIC issues a financial guaranty contract for the benefit of the counterparty guaranteeing timely payment of FGIC Credit Products' payment obligations under the CDS. For statutory purposes, FGIC accounts for the financial guaranty as insurance, and records losses as incurred.

Tax and loss bonds are required to be stated at cost for statutory purposes. Under GAAP, tax and loss bonds are recorded as federal income tax payments.

Premium Revenue Recognition

For statutory purposes, premiums collected in a single payment at a policy's inception are earned in proportion to the scheduled principal and interest payments under the policy rather than in proportion to the total exposure outstanding at any point in time, as is the case under GAAP.

Policy Acquisition Costs

For statutory purposes, policy acquisition costs are charged to expense as incurred; under GAAP, they are deferred and amortized over the period during which the related premiums are earned.

Credit Derivative Contracts

Under GAAP, financial guaranty contracts, including the guarantee of a CDS, that guarantee the payment obligation under a derivative contract are recorded at fair value. These financial guaranty contracts are accounted for as insurance for statutory purposes.

Non-admitted Assets

Certain assets are charged directly against surplus, but are reflected as assets under GAAP. Such assets principally include prepaid expenses, property and equipment, and deferred tax assets.


18

(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


5. Statutory Surplus and Accounting Practices (continued)

Loss and Loss Adjustment Expense and Loss Reserves

Case reserves are established for the value of estimated losses on particular insured obligations that are currently or likely to be in payment default, and for which a future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall, net of reinsurance, between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate is based upon the pretax yield of admitted assets. Under GAAP, unpaid losses and loss adjustment expenses are reported on a gross basis (i.e., before reinsurance), and are discounted based on the risk-free rate for the anticipated shortfall.

In addition, under GAAP, the Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not currently in payment default, but that have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect a reasonable estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss in the event of default.

Contingency Reserves

Contingency reserves are computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist. Changes in the contingency reserve are charged directly to statutory surplus. In February 2008, the Company received approval from the NYSID to release $979,714 from the December 31, 2007 contingency reserves. Under GAAP, contingency reserves are not permitted.

Unauthorized Reinsurance

A liability is recorded for uncollateralized amounts due from reinsurers not authorized to do business in New York State. Changes in this liability are charged or credited directly to unassigned surplus.

Federal Income Taxes

Federal income tax expenses are provided only with respect to taxable income for which income taxes are currently payable. Deferred income tax assets and liabilities arising from differences between the financial reporting and tax bases of assets and liabilities are recorded as a component of surplus. Under GAAP, deferred income tax assets and liabilities arising from differences between financial reporting and tax bases of assets and liabilities are recorded as a component of federal income tax expense.


19


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


5. Statutory Surplus and Accounting Practices (continued)


Profit Commission

Under the terms of certain reinsurance agreements, the Company is entitled to receive profit commissions if the actual loss experience for a particular underwriting year is less than a prescribed level. For statutory purposes, the Company records such profit commissions when received. For GAAP purposes, management's best estimate of the ultimate amount recoverable by the Company is accrued and the change each year is recorded in the statement of income.

Purchase Accounting

In a business combination under GAAP, the assets and the liabilities of the acquired entity are recorded at fair value and the purchase price is pushed down to the subsidiary, with the differences between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed recorded as goodwill. For statutory purposes, these adjustments are not recorded.

Capital Leases

Under GAAP reporting, certain leases are treated as capital leases, and a liability is established for the present value of the minimum payments under such leases. For statutory purposes, these leases are treated as operating leases and rental payments are charged to expense over the lease term.


20


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


6. Investments

The amortized cost and fair values of investments classified as fixed maturity securities are as follows:



                                                                        Gross         Gross
                                                      Amortized         Unrealized    Unrealized
                                                      Cost              Gains         Losses         Fair Value
At December 31, 2007
Available for sale
Obligations of states and political
subdivisions                                        $ 3,376,228      $  38,798      $   7,605     $ 3,407,421
Asset- and mortgage-backed securities                   307,218          2,376          1,485         308,109
U.S. Treasury securities and obligations of
U.S. government corporations and
agencies                                                 98,967          2,855              -         101,822
Corporate bonds                                          81,116            262          1,184          80,194
Debt securities issued by foreign
governments                                              65,840          1,219            175          66,884
Preferred stock                                          13,499              -          1,751          11,748
Total fixed maturity securities                       3,942,868         45,510         12,200       3,976,178
Short-term investments                                  126,655             63             30         126,688
Held to maturity:
Variable interest entity fixed
maturity securities                                     750,000              -              -         750,000
Total investments                                   $ 4,819,523      $  45,573      $  12,230     $ 4,852,866


                                                                        Gross         Gross
                                                      Amortized         Unrealized    Unrealized
                                                      Cost              Gains         Losses         Fair Value
At December 31, 2006
Available for sale
Obligations of states and political
subdivisions                                        $ 3,117,989      $  27,106      $  20,879     $ 3,124,216
Asset- and mortgage-backed securities                   275,647            814          3,574         272,887
U.S. Treasury securities and obligations
of U.S. government corporations and
agencies                                                108,486            528          1,974         107,040
Corporate bonds                                          87,805             85          1,776          86,114
Debt securities issued by foreign
governments                                              41,425             15            245          41,195
Preferred stock                                          13,499              -            756          12,743
Total fixed maturity securities                       3,644,851         28,548         29,204       3,644,195
Short-term investments                                  222,866              -             22         222,844
Held to maturity
Variable interest entity fixed maturity
securities                                              750,000              -              -         750,000
Total investments                                   $ 4,617,717      $  28,548      $  29,226     $ 4,617,039



21


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


6. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2007:




                                                      Less Than 12 Months                          12 Months or More
                                               Fair         Unrealized     No. of             Fair      Unrealized   No. of
                                               Value        Losses         Securities         Value     Losses       Securities
Obligations of states and political
subdivisions                                $   321,749     $  4,080            60          $ 670,911   $  3,525     218
Asset- and mortgage-backed securities             8,775           28             3            101,774      1,457      30
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies                             -            -             -                  -          -       -
Other                                             7,065           34            11             73,695      1,325      92
Preferred stock                                                                                11,748      1,751       1
Total temporarily impaired securities       $   337,589     $  4,142            74          $ 858,128   $  8,058     341


                                                              Total
                                               Fair         Unrealized     No. of
                                               Value        Losses         Securities
Obligations of states and political
subdivisions                                $   992,660     $  7,605          278
Asset- and mortgage-backed securities           110,549        1,485           33
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies                             -            -            -
Other                                            80,760        1,359          103
Preferred stock                                  11,748        1,751            1
Total temporarily impaired securities       $ 1,195,717     $ 12,200          415


The unrealized losses in the Company's investment portfolio reflect interest rate increases and credit spread widening on insured investments. The Company has evaluated the credit ratings of the securities in its investment portfolio and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and credit spreads on insured investments and not to the credit quality of the underlying investments, and because the Company has the ability and intent to hold these investments until their fair value exceeds their amortized cost or until maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2007.

Investments in fixed maturity securities carried at fair value of $4,641 and $4,456 as of December 31, 2007 and 2006, respectively, were on deposit with various regulatory authorities, as required by law.


22


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


6. Investments (continued)

The amortized cost and fair values of investments in fixed maturity securities available for sale at December 31, 2007 are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.




                                                  Fixed Maturity Securities By
                                                  Contractual Maturity Date
                                                  As of 12/31/07

                                                  Amortized        Fair
                                                  Cost             Value

Fixed Maturity Securities
Due within one year                           $    102,332       $    102,272
Due after one year through five years              792,922            791,554
Due after five years through ten years           1,469,627          1,486,014
Due after ten years                              1,270,769          1,288,229
Mortgage-backed securities                         307,218            308,109
Total                                         $  3,942,868       $  3,976,178



For the years ended December 31, 2007, 2006 and 2005, proceeds from sales of fixed maturity securities, available for sale, were $20,935, $20,781 and $31,380, respectively. For the years ended December 31, 2007, 2006 and 2005, gross gains of $1,156, $382 and $188, respectively, and gross losses of $194, $108 and $84, respectively, were realized on such sales. In 2007 and 2006, $543 and $62 of gross gains realized on sales of short-term investments were included in the Net realized gains on the Consolidated Statements of Income, respectively.


23


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


6. Investments (continued)

Net investment income of the Company was derived from the following sources:


                                                                   Year Ended December 31
                                                           2007              2006             2005
Income from fixed maturity securities                  $  148,634         $ 131,313         $ 113,612
Income from short-term investments                         12,604            11,023             7,535
Total investment income                                   161,238           142,336           121,147
Investment expenses                                        (3,268)           (2,588)           (2,345)
Net investment income                                     157,970           139,748           118,802
Interest income - investments held by variable
interest entity                                            41,691            35,893                 -
Total                                                  $  199,661         $ 175,641         $ 118,802



As of December 31, 2007, the Company did not have more than 4% of its investment portfolio (excluding variable interest entity fixed maturity securities) concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:


                                            Fair Value
                                       (Dollars in Thousands)

New York                                   $ 324,357
Texas                                      305,909
California                                 254,243
Florida                                    231,263
Illinois                                   211,350
Massachusetts                              205,059
New Jersey                                 190,201
Michigan                                   127,091
                                           1,849,473
All other states                           1,431,075
All other investments                      822,318
Total investments                          $ 4,102,866


24


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


7. Property and Equipment

The components of property and equipment at December 31, 2007 and 2006 were as follows:


                                                    2007          2006

Artwork                                        $     371     $     371
Computer equipment                                 1,750         1,104
Furniture and fixtures                             3,640         1,324
Leasehold improvements                            13,915         1,515
Capitalized software                                 928           410
                                                  20,604         4,724
Accumulated depreciation and amortization        (3,891)       (2,107)
Total Property and equipment, net              $  16,713     $   2,617



As of December 31, 2007 and 2006, the unamortized costs related to capitalized development stage application cost for significant internally developed software projects were $483 and $0, respectively. For the years ended December 31, 2007, 2006 and 2005, depreciation expense was $1,758, $1,222 and $721, respectively.


8. Derivative Instruments

The Company previously provided CDS to certain buyers of credit protection by entering into contracts that referenced collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offered credit protection on public finance and structured finance obligations in CDS form. These CDS agreements and certain other financial guaranty contracts are considered derivatives under SFAS No.
133. The Company's total outstanding principal insured, net of reinsurance, on these contracts was $34,114,661 as of December 31, 2007 and $22,696,360 as of December 31, 2006. The Company recorded net earned premiums under these contracts of $30,127, $18,740 and $3,036 for the years ended December 31, 2007, 2006 and 2005, respectively.

Since quoted market values are not available for the Company's credit derivative contracts, the estimated unrealized gains and losses attributable to these contracts are recognized in the Consolidated Statements of Income by recording their fair value, as determined each quarter based on internally developed models. These models require market-driven inputs, including dealer quotes for the underlying bonds, credit spreads and yield curves. The models calculate a theoretical exit price and reflect management's best judgment about current market conditions.


25


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

8. Derivative Instruments (continued)

There is likely to be volatility in the market-driven inputs obtained from an illiquid market for CDS and the underlying bonds and other obligations, and differences are likely to exist between available market data and assumptions used by management to estimate the fair value of these instruments. Accordingly, the valuation results from the model are likely to differ, possibly materially, from amounts that would be realized in the market if the derivatives were traded. Moreover, volatile market conditions are likely to cause future valuations to differ, possibly materially, from those reflected in the current period.

The following table summarizes the net mark-to-market (losses) gains on credit derivative contracts.


                                                              Year Ended December 31
                                                        2007            2006            2005
Mark-to-market (losses) gains                        $ (1,937,160)      $   (1,336)    $  (167)
Realized gains                                                 624           1,843            -
Net mark-to-market (losses) gains on credit
derivative contracts                                 $ (1,936,536)      $      507     $  (167)



The increase in net mark-to-market losses for the year ended December 31, 2007 is primarily related to large increases in credit spreads and the deterioration of the credit quality of the underlying collateral on certain structured finance obligations insured by the Company, most significantly ABS CDOs backed primarily by subprime RMBS.

The Company's estimate of fair value at December 31, 2007 does not reflect the potential impact, if any, of ongoing commutation, settlement and restructuring efforts. As discussed above, the fair value of the Company's CDS contracts has been determined based on internally developed models. At each reporting date, the Company's fair value assessment is evaluated to reflect the current credit quality and spread environment, and the fair value may be adjusted to reflect the impact of the commutation, settlement or restructuring efforts.

9. Income Taxes

The Company files a consolidated federal income tax return. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by the Company's Board of Directors and the NYSID, and is based upon separate return calculations.

The Company is permitted a tax deduction, subject to certain limitations, for amounts required to be set aside in statutory contingency reserves by state law or regulation.


26


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

9. Income Taxes (continued)

The deduction is allowed only to the extent the Company purchases U.S. Government non-interest-bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense.

The Company did not purchase any tax and loss bonds in the years ended December 31, 2007 and 2006. During the year ended December 31, 2005 the Company purchased $13,565 of tax and loss bonds.

The following is a reconciliation of foreign and domestic income taxes computed at the statutory income tax rate and the (benefit) provision for foreign and domestic income taxes:



                                                                      Year Ended December 31
                                                               2007            2006         2005
Income taxes computed on (loss) income before
provision for federal income taxes, at the statutory
income tax rate                                             $ (981,821)     $  114,886     $ 86,489
State and local income taxes, net of federal
income taxes                                                      (775)            756          453
Tax effect of:
Tax-exempt interest                                            (39,393)        (35,646)    (31,072)
Foreign subsidiary adjustments                                  37,365               -            -
Reductions following completion of IRS
audit of 2003 and 2004                                         (12,773)              -            -
Other, net                                                       1,088             405          774
(Benefit) provision for income taxes                        $ (996,309)     $   80,401     $ 56,644



Following are the foreign and domestic components of the (benefit) provision for income taxes:


                                                                      Year Ended December 31
                                                               2007            2006         2005
Foreign
Current                                                     $     (662)     $    (383)     $  2,409
Deferred                                                         3,128           (752)      (3,038)
Domestic
Current                                                        (81,859)         59,765       29,814
Deferred                                                      (916,916)         21,771       27,459
Total                                                       $ (996,309)     $   80,401     $ 56,644



27


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

9. Income Taxes (continued)

As of December 31, 2007, the Company had a domestic net operating loss carryforward of $1,345,191 for tax purposes, which will be available to offset future taxable income. If not used, the carryforward will expire in 2027. As of December 31, 2007, the Company had an alternative minimum tax ("AMT") credit of $20,416, which will be available to offset future regular tax payments. AMT credits do not expire.

The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset (liability) at December 31, 2007 and 2006 are presented below:




                                                                           2007          2006
Deferred tax assets:
Net mark-to-market losses on credit derivative contracts              $ 402,245      $       -
Tax and loss bonds                                                       24,375         24,375
Loss and loss adjustment expense reserves                                     2          3,717
AMT credit carryforward                                                  20,416         10,506
Property and equipment                                                        -            125
Deferred compensation                                                    10,468          5,264
Capital lease                                                             2,171          2,592
Net operating loss carryforward foreign subsidiaries                     31,410              -
Net operating loss carryforward                                         470,817          4,228
Other                                                                     2,598            571
Total gross deferred tax assets                                         964,502         51,378
Valuation allowance                                                      31,410              -
Total net deferred tax assets                                           933,092         51,378

Deferred tax liabilities:
Contingency reserves                                                          -         42,656
Unrealized gains on fixed maturity securities
available for sale                                                       24,974         15,622
Deferred acquisition costs                                               28,528         26,559
Premium revenue recognition                                              34,102         22,916
Profit commission                                                         1,629          1,444
Unrealized gains on foreign currency                                      3,419          3,581
Property and equipment                                                       69              -
Other                                                                     1,106          1,533
Total deferred tax liabilities                                           93,827        114,311
Net deferred tax asset (liability)                                    $ 839,265      $ (62,933)



28


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

9. Income Taxes (continued)

Management believes that no valuation allowance is necessary in connection with its domestic deferred tax asset because it is more likely than not that the amortization of the unearned premium reserve, collection of future installment premiums on contracts already written, and income from the investment portfolio will generate sufficient taxable income to realize the domestic deferred tax asset prior to its expiration.

As of December 31, 2007 and 2006, the Company had gross foreign deferred tax assets of $31,664 and $4,359, respectively, and gross foreign deferred tax liabilities of $211 and $868, respectively. The net operating losses on foreign subsidiaries of $31,410 as of December 31, 2007 were generated by FGIC's United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company does not anticipate realizing the benefits of these deductible differences and, therefore, has established a valuation allowance at December 31, 2007 of $31,410.

The Company adopted FIN 48 effective January 1, 2007. The Company's liability for unrecognized tax benefits was not impacted as a result of the adoption of FIN 48. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:


Balance at January 1, 2007                                           $   24,677
Additions based on tax positions related to the current year                  -
Additions for tax positions of prior years                                  916
Reductions for tax positions of prior year                              (6,023)
Reductions following completion of IRS audit of 2003 and   2004        (12,773)
Payments following completion of IRS audit of 2003 and 2004               (199)
Balance at December 31, 2007                                         $    6,598

The Company recognizes accrued interest and penalties related to unrecognized tax benefits where the ultimate recognition is uncertain. Tax expense related to interest and penalties amounted to $440, $0, and $0 during the years ended December 31, 2007, 2006, and 2005, respectively. Approximately $265 and $0 were accrued for the payment of interest and penalties at December 31, 2007 and 2006, respectively, which is included as a component of the balance of unrecognized tax benefits.


29


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

9. Income Taxes (continued)

In the second quarter of 2006, the Internal Revenue Service ("IRS") commenced an examination of the Company's consolidated U.S. federal income tax returns for 2003 and 2004. The examination was completed in the second quarter of 2007. As a result, the Company is not subject to federal income tax examination by the IRS for years before 2005.

Upon completion of the audit, previously unrecognized tax benefits of $5,353 relating to the years under examination were recognized. Further, the Company, in connection with the examination, agreed to an IRS adjustment related to the deductibility of transaction costs associated with the sale of FGIC Corp. in 2003. As a result, the Company believes that the uncertainty regarding the deductibility of such transaction costs was reduced to a level that no longer required the Company to maintain an unrecognized tax benefit for this position. Consequently, the Company recognized a tax benefit of $7,420 in 2007, which represents the difference between the liability accrued by the Company for this tax position and the agreed upon adjustment.

The Company's United Kingdom operations are subject to examination by foreign tax authorities for the periods since they commenced operation in 2004.

10. Reinsurance

Reinsurance is a commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers; to meet internal, rating agency or regulatory single risk limits; to diversify risk; and to manage rating agency and regulatory capital requirements. The Company arranges reinsurance on both a facultative (transaction-by-transaction) basis and on a proportional share basis.

As a primary insurer, the Company is required to fulfill all its obligations to policyholders even if a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. The Company evaluated the financial condition of its reinsurers and determined that no allowance for unrecoverable reinsurance was needed. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.


30


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


10. Reinsurance (continued)

FGIC has also assumed exposure from certain other financial guarantors under reinsurance agreements.

As a result of the downgrade in the Company's financial strength ratings (see
Note 2), the counterparties from which the Company has assumed exposures have the ability either to reassume the exposures ceded and receive the remaining unearned premiums, or to impose additional ceding commissions.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $180,125 at December 31, 2007 and can be drawn on in the event of default by a reinsurer.

The effect of reinsurance on premiums written and earned was as follows:



                                                       Year Ended December 31
                               2007                            2006                         2005
                     Written        Earned           Written         Earned         Written       Earned

Direct            $  447,629      $  338,245       $ 425,242     $ 293,962        $ 409,237     $ 246,914
Assumed                3,639           2,194          15,989           819              965            54
Ceded               (103,907)        (35,154)        (74,417)      (28,324)         (29,148)      (22,399)
Net premiums         347,361      $  305,285       $ 366,814     $ 266,457        $ 381,054     $ 224,569


For the years ended December 31, 2007, 2006 and 2005, reinsurance recoveries reduced loss and loss adjustment expenses incurred by $7,287, $1,722 and $217, respectively


31


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


11. Loss and Loss Adjustment Expenses Reserves

Activity in the reserves for loss and loss adjustment expenses is summarized as follows:

                                                     Year Ended December 31
                                              2007            2006        2005
Balance at beginning of period:
Case reserves                            $    28,558      $  33,328      $ 15,700
Watch list reserves                           11,741         21,484        23,481
Total                                         40,299         54,812        39,181
Less reinsurance recoverable                  (1,485)        (3,271)       (3,054)
Net balance at beginning of period            38,814         51,541        36,127
Incurred related to:
Current period                             1,239,069              -        23,985
Prior periods                                (12,294)        (8,700)       (5,479)
Total incurred                             1,226,775         (8,700)       18,506

Paid related to:
Current period                                (7,920)             -        (1,993)
Prior periods                                  3,894         (4,027)       (1,099)
Total paid                                    (4,026)        (4,027)       (3,092)

FX on UK Ltd reserves                         (2,836)             -             -

Net balance                                1,258,727         38,814        51,541
Plus reinsurance recoverable                   8,693          1,485         3,271

Case reserves                              1,259,202         28,558        33,328
Watchlist reserves                             8,218         11,741        21,484
Balance at end of period                 $ 1,267,420      $  40,299      $ 54,812


Case reserves at December 31, 2007 increased to $1,259,202 at December 31, 2007 from $28,558 at December 31, 2006 - an increase of $1,230,644. The increase was mainly attributable to the establishment of loss reserves for financial guaranty obligations impacted by the deterioration in mortgage underwriting quality in the U.S. mortgage market during 2007 and 2006. Reserves at December 31, 2007 relate predominantly to ABS CDOs and RMBS transactions. Approximately seventy-five percent of the reserves at December 31, 2007 relate to an outstanding commitment to provide financial guaranties with respect to a referenced portfolio of ABS CDOs upon satisfaction of certain conditions.

Loss and loss adjustment expense reserves at December 31, 2007 do not reflect the potential impact, if any, of ongoing loss mitigation efforts; however, there can be no assurance that any loss mitigation efforts will be successful, and it is not possible to predict the magnitude of any benefit that might be derived from any such efforts that are successful. Loss reserves have been established based on the


32


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


11. Loss and Loss Adjustment Expenses Reserves (continued)

performance of the underlying collateral. If the Company identifies credit impairment, a provision for loss and loss adjustment expense is recorded. At each reporting date the reserves are evaluated and may be adjusted to reflect the impact of any loss mitigation efforts that have yielded results that are probable and estimable. The Company believes that the reserve for estimated losses as of December 31, 2007 is adequate to cover expected future net claims. However, the establishment of the appropriate level of reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management. Small changes underlying these estimates could result in significant changes in the Company's loss expectations. At present, there remains a considerable amount of uncertainty relating to risks in real estate prices, credit markets and the economy as a whole, and there is no historical precedent for the current conditions. There can be no assurance that the Company's estimates of probable and estimable losses are accurate. Accordingly, there can be no assurance that actual claims paid by the Company will not exceed its reserves at December 31, 2007, and it is possible that they could significantly exceed those reserves. Additionally, further deterioration in the performance of RMBS, ABS CDOs and other obligations the Company insures could lead to the establishment of additional loss reserves and further loss or reduction to income.

Incurred loss reserves for the years ended December 31, 2006 and 2005 related primarily to obligations impacted by Hurricane Katrina. During the year ended December 31, 2005, the Company established loss reserves of $21,833 for an investor-owned utility and other public finance obligations located in the City of New Orleans. During the years ended December 31, 2007, 2006 and 2005, the Company paid claims and loss adjustment expenses of $2,000, $6,051 and $6,658, respectively, related to these obligations. During the years ended December 31, 2007, 2006 and 2005, the Company received reimbursements of $6,927, $2,589 and $4,855, respectively, related to the paid claims and loss adjustment expenses.

Case reserves were discounted at interest rates ranging from 3.5% to 5.0% and from 4.5% to 4.8% in 2007 and 2006, respectively. The amount of the discount at December 31, 2007 and 2006 was $291,522 and $6,369, respectively.


33


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


12. Variable Interest Entities

FIN 46-R provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity (VIE), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE's expected losses or a majority of its expected residual returns, or both.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves.

This third-party VIE had assets of $750,000 and an equal amount of liabilities at December 31, 2007 and 2006, which are shown under "Assets - Variable interest entity fixed maturity securities, held to maturity at amortized cost" and "Liabilities - Variable interest entity floating rate notes," respectively, on the Consolidated Balance Sheets. In addition, accrued investment income includes $1,208 and $1,298 related to the VIE's fixed income maturity securities, and the corresponding liability is shown under "Accrued interest expense-variable interest entity" on the Consolidated Balance Sheets.

Although the third-party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy covering certain obligations of the VIE. Interest income of $41,691 and $41,691 and interest expense of $35,893 and $35,893, respectively, were recognized in the years ended December 31, 2007 and 2006 on the assets and liabilities of the VIE and are included on the Consolidated Statements of Income in "Interest income - investments held by variable interest entity" and "Interest expense - debt held by variable interest entity," respectively.

The Company has evaluated its other structured finance transactions and does not believe any of the third-party entities involved in these transactions requires consolidation or disclosure under FIN 46-R.

FGIC has entered into agreements providing for the issuance of contingent preferred trust securities by a group of special purpose trusts. Each trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with FGIC that


34


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

12. Variable Interest Entities (continued)

obligates the trusts, at FGIC's discretion, to purchase Perpetual Preferred Stock of FGIC. The purpose of this arrangement is to provide capital support to FGIC by allowing it to obtain access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note
18).

13. Related Party Transactions

The Company is party to a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures and computer hardware and software used by the Company (see Note 22).

FGIC Corp. is party to monitoring fee agreements with each of PMI, Blackstone, Cypress and CIVC (collectively, the "Investor Group"). Pursuant to these agreements, each member of the Investor Group receives, in exchange for providing certain financial advisory services on behalf of FGIC Corp., its pro rata share of an aggregate $5,000 annual monitoring fee. FGIC Corp. may defer paying the monitoring fee in certain circumstances.

During 2007 and 2006, FGIC Corp. paid the members of the Investor Group an aggregate of $5,000 and $3,789, respectively, of monitoring fees for those years. During 2005, FGIC Corp. paid the members of the Investor Group an aggregate of $10,192 in payment of the monitoring fee covering the period from December 18, 2003 through December 31, 2005. As of December 31, 2007 and 2006, the Company had $1,211 payable to the Investor Group for the monitoring fee covering the years ended December 31, 2007 and 2006. Pursuant to the monitoring fee agreements, FGIC Corp. has agreed to indemnify the members of the Investor Group and their respective affiliates and other related parties for losses relating to services provided under the monitoring fee agreements.

In 2007, FGIC engaged Blackstone Advisory Services L.P., an affiliate of Blackstone, to provide services related to loss mitigation and remediation. For the year ended December 31, 2007, the Company recorded loss adjustment expenses of $9,500 for these services. In addition, for the years ended December 31, 2007 and 2006, FGIC paid Blackstone $522 and $257, respectively, for loss mitigation and remediation advisory services related to an investor-owned utility located in the City of New Orleans (see Note 11).


35


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)

13. Related Party Transactions (continued)

FGIC insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $2, $2 and $3 for the years ended December 31, 2007, 2006 and 2005, respectively. As of December 31, 2007 and 2006, principal outstanding on these deals before reinsurance was $5,476, and $5,667 respectively.

FGIC, in the normal course of operations, has entered into reinsurance transactions with PMI Guaranty Co. and PMI Mortgage Insurance Co. Ltd., which are both wholly owned subsidiaries of PMI. For the years ended December 31, 2007, 2006 and 2005, ceded premiums written were $6,893, $4,041 and $582, respectively, and ceding commission income was $1,000, $578 and $114, respectively, with respect to these PMI subsidiaries. Accounts payable due to these subsidiaries were $118 and $1,283 at December 31, 2007 and 2006 respectively. Loss reserves ceded to PMI Mortgage Insurance Co. Ltd. were $2,371, $0, and $0 at December 31, 2007, 2006 and 2005, respectively.

FGIC, in the normal course of operations, has entered into reinsurance transactions with RAM Reinsurance Company Ltd ("RAM Re"), in which PMI has a minority ownership interest. For the years ended December 31, 2007, 2006 and 2005, ceded premiums written for these transactions were $29,517, $9,824 and $4,582, respectively, and ceding commission income was $8,831, $2,929 and $1,369, respectively. Accounts payable due to RAM Re were $945 and $91 at December 31, 2007 and 2006 respectively. Loss reserves ceded to RAM Re were $513, $0 and $0 at December 31, 2007, 2006 and 2005, respectively.

Cypress is reported to own approximately 15% of Scottish Re Group Limited ("Scottish Re"). During 2006, FGIC insured a structured finance transaction and also assumed exposure from another monoline insurer in respect of another structured finance transaction in which subsidiaries of Scottish Re were involved. Neither transaction involves (a) a guaranty by FGIC of any obligation of Scottish Re, or (b) the payment of any fees or other amounts between FGIC and Scottish Re.

As of December 31, 2007, there were no amounts due to or from Scottish Re. For the years ended December 31, 2007 and 2006, gross premiums written of $1,160 and $1,141, and premiums earned of $699 and $637, respectively, relating to these transactions are reflected in the Consolidated Statements of Income.


36


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


13. Related Party Transactions (continued)

In 2005, FGIC issued a financial guaranty insurance policy with respect to an accounts receivable securitization sponsored by a company in which Blackstone was contemporaneously acquiring a minority interest. In connection with this transaction, FGIC received premiums of $3,223, $3,260, $645, in 2007, 2006 and 2005, respectively.

FGIC believes that the terms of the transactions described above were completed on an arm's length basis.

14. Compensation Plans

Since January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2007, up to $15.5 for employees under age 50, plus an additional "catch up" contribution of up to $5 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $5,027, $4,255 and $3,429 to the plan on behalf of employees for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company also offers a non-qualified deferred compensation plan for certain employees whose cash compensation equals or exceeds the limit under the 401(k) Plan. These employees may defer up to 100% of their pre-tax incentive compensation to a future date and accumulate tax-deferred earnings on this compensation. The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $1,348, $827 and $583 to the Plan on behalf of employees for the years ended December 31, 2007, 2006 and 2005, respectively.

15. Stock Compensation Plan

Employees of the Company may receive stock-based compensation under a FGIC Corp. incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee.


37


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


15. Stock Compensation Plan (continued)

Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation.

No stock-based employee compensation cost related to stock options was recognized in the Consolidated Statements of Income for the year ended December 31, 2005, as all options granted through that date had an exercise price equal to the fair value of the underlying common stock on the date of grant. For grants of restricted stock units, unearned compensation, equivalent to the estimated fair value of the common stock at the date of grant, was recorded as a separate component of stockholders' equity and subsequently amortized to compensation expense over the vesting period.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the year ended December 31, 2005. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options' vesting periods.

                                                         Year Ended
                                                         December 31,
                                                            2005

Net income, as reported                                  $  190,466
Stock option compensation expense determined under
fair value-based method, net of tax                         (2,109)
Pro forma net income                                     $  188,357


38


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


15. Stock Compensation Plan (continued)

A summary of option activity for the years ended December 31, 2007, 2006 and 2005 is as follows:


                                            Number of          Weighted
                                            Shares Subject     Average Exercise
                                            to Options         Price per Share

Balance at December 31, 2004:                114,153             $    824
Granted                                       27,145                  711
Exercised                                          -                    -
Forfeited                                     (1,876)                 685
Expired                                            -                    -
Balance at December 31, 2005:                139,422                  804
Granted                                       38,113                  850
Exercised                                          -                    -
Forfeited                                     (6,504)                 776
Expired                                            -                    -
Balance at December 31, 2006:                171,031                  815
Granted                                       49,058                  971
Exercised                                          -                    -
Forfeited                                     (4,042)                 847
Expired                                            -                    -
Balance at December 31, 2007:                216,047             $    850

Shares subject to options exercisable at:
December 31, 2007                            106,616             $    818
December 31, 2006                             72,585             $    818
December 31, 2005                             42,630             $    840



Exercise prices for the stock options outstanding at December 31, 2007 range from $600 to $1,080 per share. At December 31, 2007, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted in 2007 and 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December 31, 2005 vest ratably over five years and expire ten years from the date of grant.


39


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


15. Stock Compensation Plan (continued)

The weighted average per share fair value of the stock options granted during the years ended December 31, 2007, 2006 and 2005 was $234.00, $238.00 and
$211.94, respectively, estimated at the date of grant, using the Black-Scholes-Merton option valuation model based on the following assumptions:

                                        Year Ended December 31
                                   2007         2006         2005
Expected life                  3.8 Years     4 Years      5 Years
Risk-free interest rate            4.50%       4.46%       3.691%
Volatility factor                  20.7%       25.0%        25.0%
Dividend yield                         -           -            -


The total fair value of stock options granted at the time of grant during the years ended December 31, 2007, 2006 and 2005 was approximately $11,480, $9,071 and $5,753, respectively.

As of December 31, 2007, there was $6,825 of total unrecognized compensation cost related to unvested stock options. These costs are expected to be recognized through February 28, 2011.


40


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


15. Stock Compensation Plan (continued)

Restricted Stock Units

The Company recorded $1,028, $880 and $45 in compensation expense related to the grant of restricted stock units for the years ended December 31, 2007, 2006 and 2005, respectively. A summary of restricted stock units is as follows:

                                                         Weighted
                                                         Average Grant
                                          Shares         Date Fair Value

Balance at December 31, 2004:               200                600
Granted                                      37                710
Delivered                                     -                  -
Forfeited                                     -                  -
Balance at December 31, 2005:               237                617
Granted                                   2,949                850
Delivered                                  (237)               617
Forfeited                                  (213)               850
Balance at December 31, 2006:             2,736                850
Granted                                     362                971
Delivered                                  (326)               850
Forfeited                                     -                  -
Balance at December 31, 2007:             2,772                866


As of December 31, 2007 there was $775 of total unrecognized compensation cost related to unvested restricted stock units. These costs are expected to be recognized through February 28, 2009.

16. Dividends

Under the New York State Insurance Law, FGIC may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a)
FGIC's statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2007, 2006 and 2005, and
(b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York State Insurance Law, for the preceding twelve-month period, without the prior approval of the New York State Superintendent of Insurance. Due to FGIC's deficit in earned surplus at December 31, 2007, FGIC does not currently have the capacity to pay dividends without the prior approval of the NYSID.


41


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


16. Dividends (continued)

During the years ended December 31, 2007 and 2006, FGIC declared dividends totaling $20,000 and $20,000, respectively, on its common stock and paid dividends of $20,000 and $10,000, respectively. During the year ended December 31, 2005, FGIC did not declare or pay dividends on its common stock. FGIC Corp.'s ability to meet its cash needs may be adversely impacted by FGIC's inability to pay dividends. However, FGIC Corp. believes its cash resources are sufficient to fund its obligations as they come due for at least the next 12 months.

The stockholders' agreement among members of the Investor Group and FGIC Corp. restricts the payment of dividends by FGIC Corp. The agreement provides that FGIC Corp. will not declare or pay cash dividends to holders of its Common Stock prior to the earlier of December 18, 2008 and the completion of the first underwritten public offering of FGIC Corp.'s Common Stock and, in any event, that such dividends will not be paid prior to the redemption of FGIC Corp.'s Senior Preferred Shares and Class B Common Stock.

In addition, as long as any Senior Preferred Shares or any Class B Common Stock issued upon conversion of the Senior Preferred Shares is outstanding, FGIC Corp.'s Certificate of Incorporation generally prohibits the payments of dividends or other amounts on any of FGIC Corp.'s capital stock, except the Senior Preferred Shares presently held by GE Capital, without the consent of the holders of two-thirds of the Senior Preferred Shares (or the Class B Common Stock issued upon conversion of Senior Preferred Shares).

This restriction does not apply to cash dividends declared and paid on the Class A Common Stock after December 18, 2012, provided that those dividends are paid from retained earnings in excess of the amount of FGIC Corp.'s retained earnings on December 18, 2003, the amount of the dividends in any fiscal year does not exceed one-third of one percent of FGIC Corp.'s stockholders' equity, and equivalent dividends are paid on the Class B Common Stock.

FGIC Corp. is further restricted in the payment of dividends by the terms of its 6% Senior Notes, due 2034 (see Note 17). Except as described in the following sentence, FGIC Corp. may not pay dividends unless the amount of the dividends, together with other similar payments, or restricted payments, during any fiscal year does not exceed the greater of (1) 30% of the net income of the Company for the previous fiscal year and (2) 2.5% of the stockholders' equity on the consolidated balance sheet of the Company as of the end of the previous fiscal year. FGIC Corp. may make restricted payments regardless of amount as long as the payments would not reasonably be expected to cause an adverse change in either (1) the then current insurance financial strength rating and outlook of FGIC or (2) FGIC Corp.'s then current senior unsecured debt rating and outlook.


42


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


16. Dividends (continued)

The Certificate of Incorporation of FGIC Corp. provides for the declaration and payment of dividends on Senior Preferred Shares at the rate of 1.71875% quarterly in the form of an increase in the redemption value of the Senior Preferred Shares. Quarterly dividends declared in respect of any single fiscal year are limited to the earnings of FGIC Corp., as defined. Dividends that cannot be declared in respect of a single fiscal year due to earnings limitations do not accrue to future years. For the years ended December 31, 2007, 2006 and 2005, the Company accrued dividends of $14,566, $18,485 and $17,295, respectively, on the Senior Preferred Shares. As a result of the net loss for the quarter ended December 31, 2007, the Company did not accrue a dividend on the Senior Preferred Shares for the quarterly dividend period ended December 31, 2007. During the years ended December 31, 2007, 2006 and 2005, FGIC Corp. did not declare or pay dividends on its common stock.

17. Debt and Revolving Credit Facility

On January 12, 2004 and December 7, 2004, FGIC Corp. issued $250,000 and $75,000, respectively, of Senior Notes due January 15, 2034 (the "Senior Notes"). The Senior Notes pay interest on January 15 and July 15 of each year at a rate of 6% per annum. The costs of the issuance of the Senior Notes of $4,822 were capitalized and are amortized to other operating expenses over the term of the Senior Notes. In relation to the issuance of the Senior Notes, FGIC Corp. entered into an interest rate lock from which FGIC Corp. realized a gain of $1,511 that is recorded as a component of other comprehensive income and is recognized into income over the term of the Senior Notes.

In December 2005, FGIC Corp. and FGIC entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions. In connection with the facility, $150 in syndication costs were prepaid and will be amortized into expense over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. In February 2008, FGIC Corp. borrowed $250,000 under the facility.

FGIC Corp. and FGIC are currently in full compliance with the terms and conditions of the Senior Notes and the revolving credit facility.


43


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


18. Preferred Trust Securities

FGIC has a $300,000 "soft capital" facility, consisting of Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). Under the facility, each of six separate Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with FGIC, which obligates the Trusts, at FGIC's discretion, to purchase perpetual Preferred Stock of FGIC. In this way, the program provides capital support to FGIC by allowing it to obtain access to new capital through the exercise of the put options.

Beginning in the third quarter of 2007, disruptions in the short term market caused the auctions for these facilities to "fail". When an auction fails, the existing investors are required to hold their investments, and the interest rate paid on the trust securities rises to a maximum rate (150 basis points over Libor when the securities are rated double-A, and to a rate of 200 basis points over Libor when the securities are rated at single-A or below). The impact of the failed auctions on the Company was an increase in the cost of the put option premium paid to the trusts. For the years ended December 31, 2007, 2006, and 2005, the fees incurred related to these put options were $2,984, $1,432, and $1,806, respectively.

19. Senior Participating Mandatorily Convertible Modified Preferred Stock

The Senior Preferred Shares are redeemable, at the option of the Company, but only with the proceeds from the issuance and sale of common equity. On December 18, 2012, the outstanding Senior Preferred Shares will convert automatically into shares of Class B Common Stock of FGIC Corp. The Senior Preferred Shares are convertible into a variable number of shares of common stock based on the redemption value of the Senior Preferred Shares at the time of conversion, relative to the total stockholders' equity of FGIC Corp. at the time of conversion. The number of shares of common stock into which the Senior Preferred Shares can be converted is subject to a maximum, such that the value of the converted Class B Shares cannot exceed approximately 15% of the total book value of all common equity at the date of conversion.

The Class B Common Stock will have substantially the same terms as FGIC Corp.'s principal class of common stock (the Class A Common Stock), except that it will have only 1/10 of one vote per share and will have the right to vote as a separate class with respect to certain charter amendments, asset sales and other business combinations, and other specified events. Each share of Class B Common Stock will be convertible at any time, at the option of the holder, into one share of Class A Common Stock.


44


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


19. Senior Participating Mandatorily Convertible Modified Preferred Stock (continued)

Each share of Class B Common Stock will also be redeemable by FGIC Corp. at any time, but only with the proceeds of the issuance and sale of common equity. The per share redemption value of the Senior Preferred Shares at any given date is equal to the sum of (i) $100, plus (ii) the per share amount of previously declared dividends, plus (iii) the per share amount of dividends accrued not yet payable or declared. At December 31, 2007 and 2006, the aggregate redemption value of the Senior Preferred Shares was $301,921, and $287,355, respectively. Due to the Company's reported net loss for 2007, no dividends were permitted or required to be accrued or paid on the Senior Preferred Shares for the fourth quarter of 2007.

20. Other

During the first quarter of 2006, the Company replaced a financial services company as the lender in connection with a lease of a utility cooperative's interest in a power plant. As part of the transaction, the utility cooperative also placed a deposit with the Company. Since no right of offset exists between the loan and the deposit, the loan is included in "Other assets" and the deposit is reflected as a component of "Other liabilities" on the Company's consolidated balance sheets. At December 31, 2007, the loan balance included in "Other assets" was $33,407 and the deposit balance included in "Other liabilities" was $33,178. At December 31, 2006 the loan balance included in "Other assets" was $33,026 and the deposit balance included in "Other liabilities" was $32,854. The maturity date of both the loan and the deposit is January 5, 2018.

21. Financial Instruments

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments. Fair values estimated based upon internal valuation models are not necessarily indicative of the amount the Company could realize in a current market exchange.

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 6.

Short-Term Investments: Short-term investments are carried at fair value, which approximates cost.

Cash and Cash Equivalents, Accrued Investment Income, Receivable from Related Parties, Ceded Reinsurance Balances Payable, and Payable for Securities
Purchased: The carrying amounts of these items approximate their fair values.


45


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


21. Financial Instruments (continued)

Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve net of prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The Company does not record a carrying value for future expected installment premiums. The fair value of future expected installment premiums as of December 31, 2007 and 2006 was approximately $838,533 and $630,831, respectively, both discounted at 5%.

Loss and loss adjustment expense reserves, net: The carrying amount of case reserves is an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall. The carrying amount of watchlist reserves is an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The carrying amounts of these items approximate their fair values.

Derivative assets and liabilities: Derivative assets and liabilities are carried at fair value, as determined each quarter based on internally developed models. These models require market-driven inputs, including dealer quotes for the underlying bonds, credit spreads and yield curves. The models calculate a theoretical exit price and reflect management's best judgment about current market conditions. There may be volatility in the market-driven inputs obtained from an illiquid market for CDS and the underlying bonds and other obligations, and differences may exist between available market data and assumptions used by management to estimate the fair value of these instruments.

Accordingly, the valuation results from the model could differ materially from amounts that would be realized in the market if the derivative were traded. Moreover, volatile market conditions are likely to cause future valuations to differ, possibly materially, from those reflected in the current period (see
Note 8).

Debt: The carrying amount of the Company's debt is net of the unamortized balance of the issuance discount and capitalized debt issuance costs. The fair value of the debt is based on a quoted market price.


46


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


21. Financial Instruments (continued)

Put agreements on FGIC perpetual preferred stock: As noted in Notes 12 and 18, FGIC has put agreements with six non consolidated trusts that obligates the trusts, at FGIC's discretion, to purchase Perpetual Preferred Stock of FGIC. The exercise of the put options would provide FGIC access to new capital at a pre-established rate. Given the downgrades in the Company's financial strength and credit ratings and the resulting increase in credit spreads on Company's debt, the fair value of the put options was estimated to be $60,120 and $0 at December 31, 2007 and 2006, respectively.

The carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2007 and 2006 were as follows:



                                                            2007                          2006
                                                  Carrying        Fair            Carrying        Fair
                                                  Amount          Value           Amount          Value

Financial assets:
Cash on hand and in-demand accounts            $   140,590     $   140,590     $    33,278     $    33,278
Short-term investments                             126,688         126,688         222,844         222,844
Fixed maturity securities, available
for sale                                         3,976,178       3,976,178       3,644,195       3,644,195
Variable interest entity fixed maturity
securities, held to maturity                       750,000         750,000         750,000         750,000
Financial liabilities:
Liability for net financial guaranties           1,232,960       1,139,968       1,190,884       1,124,179
Loss and loss adjustment expense
reserves, net                                    1,258,727       1,258,727          38,814          38,814
Derivative liabilities, net                      1,938,663       1,938,663           1,503           1,503
Debt                                               323,397         283,693         323,373         334,747



Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality at the time of underwriting. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance.

Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection, such as insurance or over-collateralization.


47


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


21. Financial Instruments (continued)

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for the term of the issue by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate and/or government debt and consumer receivables.

As of December 31, 2007, the Company's total outstanding principal insured was $313,949,268, net of reinsurance of $43,478,699. The Company's insured portfolio as of December 31, 2007 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company's principal insured outstanding, net of reinsurance. The insured portfolio includes exposure executed in the form of credit derivatives. The principal written in the form of credit derivatives was $35,614,330 at December 31, 2007. Total outstanding principal insured does not reflect any amounts relating to commitment agreements.

As of December 31, 2007, the composition of principal insured by type of issue, net of reinsurance, was as follows:


                                   Net Principal
                                   Outstanding
Municipal:
Tax-supported                     $ 135,969,517
Utility revenue                      35,141,684
Transportation                       23,409,842
Education                            10,739,032
Health Care                           7,562,002
Investor-owned utilities              5,591,324
Housing                               1,911,198
Other                                 1,751,151
Total Municipal                     222,075,750
Non-municipal
Asset-Backed                         16,533,851
Mortgage-Backed                      29,614,582
Other Structured Finance                 93,875
Pooled Debt Obligations              24,406,069
Total Non-Municipal                  70,648,377
International                        21,225,141
Total                             $ 313,949,268


48


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


21. Financial Instruments (continued)

As of December 31, 2007, the composition of principal insured ceded to reinsurers was as follows:


                                         Ceded Principal
                                         Outstanding
Reinsurer:
Radian Asset Assurance Inc.            $  9,564,232
RAM Reinsurance Company Ltd.              7,379,569
Assured Guaranty Re Ltd.                  7,275,619
BluePoint RE.                             5,752,860
Assured Guaranty Corp                     4,984,281
Other                                     8,522,138
Total                                  $ 43,478,699


As of December 31, 2007, the Company had recoverables in excess of 3% of stockholders' equity from single reinsurers, as follows:


                                          Total
                                          Recoverable
Reinsurer:
Radian Asset Assurance Inc.            $     65,078
RAM Reinsurance Company Ltd.                 39,471
Assured Guaranty Re Ltd.                     38,044
BluePoint RE.                                17,654
Total                                  $    160,247


The Company's insured gross and net principal and interest outstanding was $578,617,777 and $500,960,962, respectively, as of December 31, 2007.


49


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


21. Financial Instruments (continued)

FGIC is authorized to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom. Principal insured outstanding at December 31, 2007 by state, net of reinsurance, was as follows:


                                          Net Principal
                                          Outstanding

California                                $ 37,477,126
New York                                  22,275,797
Florida                                   16,910,078
Texas                                     13,047,209
Pennsylvania                              12,741,172
Illinois                                  12,270,735
New Jersey                                10,032,445
Michigan                                  8,619,975
Washington                                7,071,760
Ohio                                      6,589,090

All other states                          75,040,363
Mortgage- and asset-backed                70,648,377
International                             21,225,141
Total                                     $ 313,949,268


50


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


22. Commitments and Contingencies

Lease Obligations

The Company leases office space and equipment under operating lease agreements in the United States, the United Kingdom and Australia. Rent expense under operating leases for the years ended December 31, 2007, 2006 and 2005 was $6,474, $4,319 and $3,631, respectively. Future payments associated with these leases are as follows as of December 31, 2007:





                                                      Operating
                                                      Lease
                                                      Commitment
                                                      Amount
Year:
2008                                                 $   5,113
2009                                                     6,253
2010                                                     6,262
2011                                                     6,242
2012                                                     6,341
2013 and thereafter                                     46,500
Total minimum future rental payments                 $  76,711



In connection with the sale of FGIC Corp by GE Capital in 2003, the Company entered into a capital lease with an affiliate of GE Capital, covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows as of December 31, 2007:

                                                      Capital Lease
                                                      Commitment
                                                      Amount
Year ending December 31:
2008                                                 $   1,391
2009                                                       265
Total                                                    1,656
Less interest                                               91
Present value of minimum lease payments              $   1,565


51


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FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


23. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities, foreign currency translation adjustments, and amortization of the realized gain on the interest rate lock (see Note 17). The components of other comprehensive income for the years ended December 31, 2007, 2006 and 2005 are as follows:

                                                                Year Ended December 31, 2007
                                                            Before                        Net of
                                                            Tax                           Tax
                                                            Amount         Tax            Amount
Unrealized holding gains arising during the year        $  35,030       $ (12,260)      $ 22,770
Reclassification of gains realized in net income             (962)            336           (626)
Unrealized gains on investments                            34,068         (11,924)        22,144
Foreign currency translation adjustment                    12,216          (4,275)         7,941
Amortization of gain on interest rate lock                    (20)              7            (13)
Total other comprehensive income                        $  46,264       $ (16,192)      $ 30,072

                                                                Year Ended December 31, 2006
                                                            Before                        Net of
                                                            Tax                           Tax
                                                            Amount         Tax            Amount
Unrealized holding gains arising during the year        $  18,738       $  (6,559)      $ 12,179
Reclassification of gains realized in net income             (336)            118           (218)
Unrealized gains on investments                            18,402          (6,441)        11,961
Foreign currency translation adjustment                    11,583          (3,387)         8,196
Amortization of gain on interest rate lock                    (20)              7            (13)
Total other comprehensive income                        $  29,965       $  (9,821)      $ 20,144



52


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


23. Comprehensive Income (continued)

                                                                Year Ended December 31, 2005
                                                            Before                        Net of
                                                            Tax                           Tax
                                                            Amount         Tax            Amount
Unrealized holding gains arising during the year        $  (36,426)     $ 12,699        $ (23,727)
Reclassification of gains realized in net income              (104)           36              (68)
Unrealized gains on investments                            (36,530)       12,735          (23,795)
Foreign currency translation adjustment                     (8,454)        2,922           (5,532)
Amortization of gain on interest rate lock                     (20)            7              (13)
Total other comprehensive income                        $  (45,004)     $ 15,664        $ (29,340)



24. Quarterly Financial Information (Unaudited)

                                                        Three Months Ended                                    Year Ended
                                               March          June           September       December         December
                                               31, 2007       30, 2007       30, 2007        31, 2007         31, 2007
Gross direct and assumed premiums
written                                        $ 103,175      $ 124,976      $  122,268      $   100,849      $   451,268
Net premiums written                              90,980         93,394          93,917           69,070          347,361
Net premiums earned                               76,583         80,593          74,619           73,490          305,285
Net investment income and net
realized gains                                    38,033         38,723          40,301           41,875          158,932
Interest income-investments held by
variable interest entity                          11,357          8,755          10,901           10,678           41,691
Other income and net mark-to-
market gains (losses) on credit
derivative products                                  874        (15,385)       (206,054)      (1,712,292)      (1,932,857)
Total revenues                                   126,847        112,686         (80,233)      (1,586,249)      (1,426,949)
Losses and loss adjustment expenses                1,182         (5,388)         (2,031)       1,233,012        1,226,775
Interest expense - debt held by
variable interest entity                          11,357          8,755          10,901           10,678           41,691
Underwriting expenses                             28,753         23,403          23,638           20,216           96,010
Income (loss) before taxes                        89,224         83,320        (114,649)      (2,863,098)      (2,805,203)
Net income (loss)                                 73,386         68,911         (65,295)      (1,885,896)      (1,808,894)



53


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


24. Quarterly Financial Information (Unaudited) (continued)



                                                        Three Months Ended                                    Year Ended
                                               March          June           September       December         December
                                               31, 2006       30, 2006       30, 2006        31, 2006         31, 2006
Gross direct and assumed premiums
written                                        $  89,281      $ 163,260      $   85,030      $   103,660      $   441,231
Net premiums written                              82,858        134,373          66,590           82,993          366,814
Net premiums earned                               59,464         71,845          62,738           72,410          266,457
Net investment income and net
realized gains                                    32,639         34,312          36,162           36,971          140,084
Interest income-investments held by
variable interest entity                           4,937          9,658          10,033           11,265           35,893
Other income and net mark-to-
market gains (losses) on credit
derivative products                                  307            (37)          1,600              452            2,322
Total revenues                                    97,347        115,778         110,533          121,098          444,756
Losses and loss adjustment
expenses                                          (1,933)          (265)            520           (7,022)          (8,700)
Interest expense - debt held by
variable interest entity                           4,937          9,658          10,033           11,265           35,893
Underwriting expense                              24,435         23,151          21,231           22,539           91,356
Income before taxes                               72,690         83,281          79,005           93,269          328,245
Net income                                        55,536         62,369          59,592           70,347          247,844



25. Subsequent Events

In June 2007, FGIC UK Ltd entered into a commitment agreement with Havenrock II Limited (Havenrock II), a special purpose vehicle created by IKB Deutsche Industriebank (IKB) for the sole purpose of the transaction, to issue a financial guaranty policy in respect of up to $1.875 billion of high-grade and mezzanine ABS CDOs contained in a $2.5 billion reference portfolio (the "Commitment Agreement"), subject to FGIC UK Ltd's rights and defenses and to the terms and conditions of the Commitment Agreement.


54


(page)


FGIC Corporation and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands, except per share amounts)


25. Subsequent Events (continued)

On March 12, 2008, FGIC and FGIC UK Ltd filed a lawsuit against IKB, Havenrock II, IKB Credit Asset Management (IKB CAM) and Calyon Credit Agricole CIB (Calyon). FGIC and FGIC UK Ltd allege in their complaint, filed in the Supreme Court of the State of New York, that IKB and IKB CAM, through a series of fraudulent misrepresentations and omissions regarding IKB's financial condition and stability, induced FGIC UK Ltd to enter into the Commitment Agreement. On March 17, 2008, Calyon issued proceedings in the High Court of England and Wales (Queen's Bench Division, Commercial Court) against FGIC UK Ltd and Havenrock II seeking a declaration that the Commitment Agreement is valid and enforceable against FGIC UK Ltd. Management believes that FGIC UK Ltd has meritorious claims and defenses and intends to vigorously pursue litigation to prove that the commitment to issue insurance under the Commitment Agreement is unenforceable.

In addition, management believes that, subsequent to year-end 2007, a party failed to perform certain responsibilities under the operative documents, and consequently management believes that substantially all of the assets that could potentially have qualified for coverage by FGIC UK Ltd can no longer qualify and that FGIC UK Ltd therefore has no further obligation to insure those assets. As noted in Note 11, approximately seventy-five percent of the Company's loss reserves at December 31, 2007 related to the Commitment Agreement; those reserves did not reflect the developments described above. Management is assessing whether the loss reserve related to the Commitment Agreement needs to be adjusted in the future to reflect the impact of these developments; any such adjustment could be material.


55